EXHIBIT 16



                                          ARTHUR ANDERSEN



June 16, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:


We have read the third paragraph of Item 4 included in the Form 8-K dated June 19, 2000, of SWWT, INC. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,




/s/ Arthur Andersen LLP



cc:  Mr. John V. Diamond, President and Chief Executive Officer, SWWT, INC.